UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2013

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On February 12, 2013, Kingsway Financial Services, Inc. (“Kingsway”) executed an underwriting agreement to sell 2,625,000 shares of the common stock of Atlas Financial Holdings, Inc. ("Atlas") held by its downstream holding company, Kingsway America Inc. The shares are being offered as part of Atlas' United States initial public offering at a price per share of $5.85. Net of transaction expenses, Kingsway expects to receive approximately $13.8 million of proceeds from the sale and report a loss on the transaction of approximately $3.7 million. Following the transaction, Kingsway retains 1,262,471 shares of Atlas common stock and $18.0 million of Atlas preferred shares. As of December 31, 2012, Kingsway also has accrued preferred dividends receivable from Atlas of $1.7 million. References to share price and number of common shares reflect Atlas' previously announced share consolidation.
The shares were offered pursuant to a registration statement on Form S-1 (File No. 333-183276), including a prospectus, filed by Atlas with the Securities and Exchange Commission ("SEC"). It was declared effective by the SEC on February 11, 2013.

The offering is also being made in Canada pursuant to a short form prospectus filed in the provinces of Ontario, Alberta and British Columbia. Prospective investors should read the prospectus in the registration statement and other documents that Atlas has filed for more complete information about Atlas and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC or SEDAR websites at www.sec.gov and www.sedar.com, respectively. Alternatively, copies of the U.S. written prospectus may be obtained from Sandler O'Neill + Partners, 1251 Avenue of The Americas, 6th Floor, New York, NY 10020, (866) 805-4128, and copies of the Canadian short form prospectus may be obtained from Canaccord Genuity Corp., 161 Bay Street, 30th Floor, Toronto, Ontario, Canada, M5J 2S1.

The offering is being made only by means of a written prospectus forming a part of the effective registration statement. The securities may not be sold nor may offers to buy be accepted in Canada until a final receipt for the short form prospectus is obtained from the Canadian securities regulatory authorities.

This Form 8K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This Form 8K includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward looking statements, including, without limitation, our potential inability to complete current or future acquisitions successfully, our inability to successfully implement our restructuring activities, and our inability to adequately estimate and provide for an appropriate level of reserving at our insurance company subsidiaries. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, see Kingsway's securities filings, including its Annual Report on Form 10-K for the year ended December 31, 2011 ("2011 Annual Report") and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

February 14, 2013	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President and Chief Executive Officer